Exhibit (k)(8)

EXECUTION VERSION

FIRST AMENDMENT TO LOAN SALE AGREEMENT (this “Amendment”), dated as of February 23, 2011, among OFS Capital WM, LLC (the “Purchaser”) and OFS Capital, LLC (the “Seller”).

WHEREAS, the Seller and the Purchaser are party to the Loan Sale Agreement, dated as of September 28, 2010 (the “Loan Sale Agreement”), providing, among other things, for the sale of loan assets from the Seller to the Purchaser; and

WHEREAS, the Purchaser and the Seller desire to amend the Loan Sale Agreement in accordance with Section 8.1 of the Loan Sale Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Sale Agreement.

ARTICLE II

Amendments to Loan Sale Agreement

SECTION 2.1. Amendment to Section 2.5. Section 2.5 of the Loan Sale Agreement is amended by adding the following new section (e) in the appropriate alphabetical order:

“(e) Notwithstanding anything to the contrary in this Agreement or in the Loan Agreement, no Conveyed Asset may be substituted by the Seller other than pursuant to a Substitution in accordance with Section 7.2.”

SECTION 2.2. Amendment to Section 7.1. Section 7.1 of the Loan Sale Agreement is amended by deleting such section in its entirety and inserting in lieu thereof the following:

“In addition to the right to replace Loans by Substitution as provided in Section 2.5, the Seller shall have the right, but not the obligation, to purchase or repurchase from the Purchaser any such Loan (including, without limitation, any Loan with an Assigned Value of zero) subject to the Repurchase and Substitution Limit and the conditions set forth in the Loan Agreement and subject to the Consent Procedures Letter. In the event of such a purchase or repurchase, the Seller shall deposit in the Collection Account an amount equal to the fair market value (subject to the OFS Parent Valuation Procedure) for such Loan (or applicable portion thereof) as of the date of such purchase or repurchase. The Seller and the Purchaser shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Seller and the Loan Manager in order to effect the transfer and release of any of the Purchaser’s interests in the Loans (together with the property related thereto) that are being purchased or repurchased and the release thereof from the lien of the Loan Agreement. Notwithstanding anything to the contrary in this Agreement or in the Loan Agreement, no Conveyed Asset may be repurchased by the Seller other than pursuant to a repurchase in accordance with Section 7.2.”

SECTION 2.3. Amendment to Section 7.4. Section 7.4 of the Loan Sale Agreement is amended by deleting such section in its entirety and inserting in lieu thereof the following:

“The Outstanding Balance of all Loans which are the subject of an optional Substitution, purchase or repurchase by the Seller hereunder, with respect to which (i) an Obligor defaults on its payment obligations, (ii) an Obligor defaults and the agent or lender elects to enforce any of its rights or remedies with respect thereto, (iii) all or a portion of the principal due thereunder is reduced, waived or forgiven or any lenders’ rights to payment of principal as and when due thereunder has been waived or delayed or lenders thereunder have agreed to forbear from enforcing their rights to such payment or (iv) an Insolvency Event occurs with respect to the related Obligor, shall not exceed 10% of the Net Purchased Loan Balance as of the date of determination. The Outstanding Balance of all Loans which are the subject of an optional Substitution, purchase or repurchase by the Seller hereunder shall not exceed, in the aggregate, 20% of the Net Purchased Loan Balance as of the date of determination. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit”. For the avoidance of doubt, any mandatory Substitution, purchase or repurchase of any Loan by the Seller pursuant to Section 7.2 hereof and the sale of any Loan or any Equity Security at the discretion of the Loan Manager on behalf of the Borrower to the Seller pursuant to the Loan Agreement reflecting arms length market terms and subject to the OFS Parent Valuation Procedure will not constitute a Substitution or sale subject to the Repurchase and Substitution Limit. Notwithstanding anything to the contrary in this Agreement or in the Loan Agreement, no Conveyed Asset may be repurchased or substituted by the Seller other than pursuant to a repurchase or Substitution in accordance with Section 7.2.”

ARTICLE III

Representations and Warranties

SECTION 3.1. The Purchaser hereby represents and warrants to the Administrative Agent that, as of the date first written above, (i) with respect to the Purchaser, no event has occurred and is continuing that constitutes either a Default or an Event of Default and (ii) the representations and warranties of the Purchaser contained in the Loan Sale Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

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SECTION 3.2. The Seller hereby represents and warrants to the Administrative Agent that, as of the date first written above, (i) with respect to the Seller, no event has occurred and is continuing that constitutes either a Default or an Event of Default and (ii) the representations and warranties of the Seller contained in the Loan Sale Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by the Purchaser and the Seller, and the written consent of both the Administrative Agent and the Trustee.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan Sale Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Sale Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PURCHASER:

OFS CAPITAL WM, LLC

By: OFS Capital, LLC, its Administrative Manager

By: Orchard First Source Asset Management, LLC, its Manager

By: Orchard First Source Capital, Inc., its Managing Member

By:	/s/ Glenn R. Pittson
Name: Glenn R. Pittson Title: President

SELLER:

OFS CAPITAL, LLC

By: Orchard First Source Asset Management, LLC, its Manager

By: Orchard First Source Capital, Inc., its Managing Member

By:	/s/ Glenn R. Pittson
Name: Glenn R. Pittson Title: President

[Signature Page to First Amendment to Loan Sale Agreement]

Consented and agreed to by:

WELLS FARGO SECURITIES, LLC, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo
Name: Title:	Mike Romanzo, CFA Director

[Consent to First Amendment to Loan Sale Agreement]

Consented and agreed to by:

TRUSTEE:

WELLS FARGO DELAWARE TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Scott A. Huff
Name: Title:	Scott A. Huff Vice President

[Consent to First Amendment to Loan Sale Agreement]